Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the inclusion in this Registration Statement of Mota Group, Inc. (formerly UNorth, Inc.) and Subsidiaries on Form S-1, of our report dated October 5, 2016, except for Note 1A, as to which the date is _______, 2017, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of Mota Group, Inc. (formerly UNorth, Inc.) and Subsidiaries as of June 30, 2016 and 2015 and for the years ended June 30, 2016 and 2015, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

Marcum llp

San Francisco, CA

____________, 2017

The foregoing consent is in the form that will be signed upon the completion of the stock split described in Note 1A to the consolidated financial statements.

 Marcum llp

/s/ Marcum LLP

San Francisco, CA

April 25, 2017